UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2015
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MedAssets, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Resignation and Transition of Mr. John A. Bardis

On February 17, 2015, MedAssets, Inc. (the “Company”) issued a press release announcing that Mr. John A. Bardis resigned as the Chairman of the Company’s Board of Directors (the “Board”) and Chief Executive Officer for personal reasons effective immediately.  In connection with his resignation, the Company entered into a Transition and Consulting Agreement (the “Transition Agreement”) with Mr. Bardis, pursuant to which Mr. Bardis will transition to a consulting role with the Company for a term of three years (the “Term”) to provide consulting, business development and similar services of a non-operating nature.  Mr. Bardis will remain a member of the Board until the Company’s 2015 Annual Meeting of Stockholders, following which he will have the title of Non-Executive Chairman Emeritus during the Term.

Pursuant to the Transition Agreement, the restrictive covenants contained in Mr. Bardis’ employment agreement, dated as of August 21, 2007, and as amended and restated on May 2, 2011, and as further amended on December 13, 2013, will apply until February 17, 2018.  In addition, pursuant to the Transition Agreement, Mr. Bardis will be subject to a standstill agreement that imposes certain restrictions and limitations with respect to proxy solicitations, voting trusts, tender offers, and acquisitions of common stock of the Company by Mr. Bardis until February 17, 2018.  In consideration for the foregoing restrictions, as well as for Mr. Bardis’ consulting services, the Company will pay Mr. Bardis an annual consulting fee of $650,000 (the “Consulting Fee”).  In addition, during the Term, Mr. Bardis will continue to vest in any outstanding equity awards held by him in accordance with the terms and conditions of the applicable equity plan and award agreements, and will remain eligible to continue to participate in the Company’s healthcare plan at his own expense.

The Transition Agreement may be terminated earlier than the expiration of the Term by Mr. Bardis or by the Company for any reason upon 30 days advanced written notice, or by the Company for “cause” (as defined in the Transition Agreement).  In the event the Transition Agreement is terminated by the Company other than for cause, as a result of Mr. Bardis’ death or disability, or if Mr. Bardis terminates the Transition Agreement for “good reason” (as defined in the Transition Agreement), the Company will continue to pay the remaining Consulting Fees through the end of the Term, permit Mr. Bardis to continue to participate in the Company’s healthcare plan at his own expense through the end of the Term, and provide for accelerated vesting and payment of all outstanding time-based equity awards (other than in the case of death), as well as the opportunity for Mr. Bardis to continue to vest in any outstanding performance-based equity awards in accordance with the terms of the applicable equity plan and award agreements.

Appointment of Mr. R. Halsey Wise

On February 17, 2015, in connection with the resignation of Mr. Bardis, the Board appointed Mr. R. Halsey Wise as Chairman and Chief Executive Officer of the Company, effective immediately.  Mr. Wise joined the Company’s Board in March 2014.  Further biographical and other information about Mr. Wise is contained in the Company’s proxy statement for its 2014 Annual General Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 30, 2014 and incorporated herein by reference.

In connection with Mr. Wise’s appointment, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Wise pursuant to which he will serve as the Company’s Chairman and Chief Executive Officer for a term commencing on February 17, 2015 and continuing until February 17, 2018, which term will automatically renew for additional one-year periods unless either party provides 180 days’ notice of non-renewal prior to the end of the then-current term.  The Employment Agreement provides that Mr. Wise will receive a base salary of $700,000 per year, subject to increase based on the annual review of the Compensation Committee of the Board (the “Compensation Committee”).  Mr. Wise will be eligible to receive an annual incentive bonus award, with threshold, target and maximum payments equal to 50%, 100% and 150% of base salary, respectively, and with the actual annual bonus payable based on achievement of Company and individual performance objectives, as determined by the Compensation Committee.

Mr. Wise will also be eligible to receive annual equity incentive grants under the Company’s equity plans, and for the 2015 fiscal year, will receive an equity award with an aggregate value of $2,750,000, prorated based on the number of days Mr. Wise works in 2015, which award will be granted on terms and conditions to be determined by the Compensation Committee.  In addition, Mr. Wise will receive an inducement equity grant consisting of restricted stock units with an aggregate value of $5,000,000, 50% of which will vest ratably over a three year period, and 50% of which will be eligible to vest on December 31, 2017 based on achievement of certain annualized revenue growth goals over the period commencing on January 1, 2016 and ending on December 31, 2017.  If Mr. Wise’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Wise for “good reason” (as defined in the Employment Agreement), in each case, during the 24-month period following the consummation of a change in control, or, if longer, the period commencing on the consummation of a change in control and ending on February 17, 2018 (the “Protected Period”), (x) the portion of the inducement grant subject to time-based vesting will vest in full and (y) the portion of the inducement grant subject to performance-based vesting will vest on a pro-rated basis (at the target level of performance) if the agreement pursuant to which the change in control is to occur is executed during the first year of employment or, if the agreement pursuant to which the change in control is to occur is executed following the first year of employment, will vest in full (at the target level of performance).  If the acquiror does not assume the inducement award, the inducement grant will fully vest (with performance awards vesting at the target level of performance).  Mr. Wise has also agreed to use reasonable best efforts to purchase within six months of the commencement date shares of Company common stock for his own account in open market transactions at cost at the time of purchase of at least $2,000,000.

Pursuant to the Employment Agreement, if Mr. Wise terminates his employment with the Company for good reason, or if his employment is terminated by the Company without cause, subject to his execution and non-revocation of a release of claims and his compliance with applicable restrictive covenants, he will be entitled to receive severance benefits, including (i) a lump sum, pro-rata annual bonus payment in respect of the year of his termination, determined based on actual performance (unless such termination occurs during the Protected Period, in which case the pro-rata annual bonus payment shall be determined assuming target level of performance was achieved), (ii) a lump sum payment in an amount equal to two times the sum of Mr. Wise’s base salary plus target annual bonus for the year of termination, (iii) if such termination occurs during the Protected Period, a lump sum payment in an amount equal to the sum of Mr. Wise’s base salary plus target annual bonus for the year of termination, (iv) to the extent permitted by applicable law, monthly payments of a portion (equal to the percentage of Mr. Wise’s health care premium costs covered by the Company as of the date of termination) of Mr. Wise’s monthly COBRA premium costs for 18 months following the termination date, and (v) outplacement services for 12 months following the termination date, up to $50,000.

In consideration for the payments and benefits provided under the Employment Agreement, Mr. Wise is subject to certain restrictive covenants, including non-solicitation, non-hire, non-interference and non-competition obligations that apply during and for 24 months following termination of employment.

The descriptions of the Transition Agreement and the Employment Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the Transition Agreement and the Employment Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued by the Company announcing the resignation of Mr. Bardis and the appointment of Mr. Wise is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition and Consulting Agreement between MedAssets, Inc. and John A. Bardis, dated February 17, 2015.
10.2	Employment Agreement between MedAssets, Inc. and R. Halsey Wise, dated February 17, 2015.
99.1	Press Release, dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

February 17, 2015	By:	/s/ Charles O. Garner
Name: Charles O. Garner
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Consulting Agreement between MedAssets, Inc. and John A. Bardis, dated February 17, 2015.
10.2	Employment Agreement between MedAssets, Inc. and R. Halsey Wise, dated February 17, 2015.
99.1	Press Release, dated February 17, 2015.